EXHIBIT 5.1


                              July 7, 1998

Apex PC Solutions, Inc.
20031 142nd Avenue, N.E.
Woodinville, WA  98072

     Re: Registration of Additional Shares of Common Stock, no par value, of Apex PC Solutions, Inc. (the "Company") on Post-Effective Amendment No. 1 to Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Post-Effective Amendment to your Form S-8 Registration Statement (Registration No. 333-24011) (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 1,500,000 shares of Common Stock, no par value, of the Company (the "Common Stock") issuable under the Apex PC Solutions, Inc. Employee Stock Plan (the "Plan"). The shares of Common Stock issuable under or pursuant to the Plan are hereinafter collectively referred to as the "Shares."

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       DAVIS WRIGHT TREMAINE LLP

                                       /s/  Davis Wright Tremaine LLP